REGULAR EXPENSES TURN-KEY CONTRACT


This contract is concluded and signed by the following two parties on 30th day of October, 1996 at Huizhou, Guangdong province, China.


Party A       : Huizhou Highway Property Development Company
Party B       : Huizhou Guanghui Highway Development Company


     WHEREAS Huizhou Highway Property Development Co. Ltd.(hereinafter "Party A") and Guanghui Highway Project Co. Ltd. signed "Regarding the establishment of Guanghui Highway Development Co Ltd. Agreement(hereinafter "Cooperation Agreement") on the 5th of August, 1996 and Huizhou Guanghui Highway Development Co. Ltd. (hereinafter "Party B") has been established in Huizhou, Guangdong province accordingly.

     WHEREAS Party A has abundant experience in the operation and management of highway NOW THEREFORE, in consideration of the foregoing, the parties hereto covenant and agree as follows

1.   DEFINITIONS

     1.1 The road section of the first phase investment: Guangdong Huizhou Jinlong Highway section starts from Longmen Baishashui Bridge to Gongzhuang through Pingling with the total length 35km.

     1.2 Regular Expenses: Regular expenses refer to the regular operation expenses of the road section of the first phase investment (including the expenses of road maintenance and damage renovation, management fee, wages, enterprise development fund, staff incentive fund, welfare fund, minor renovation, medium renovation , large renovation and so on.)

     1.3 Minor renovation: Minor renovations refer to the projects including preventive maintenance and the renovation of minor damaged parts of the highway and all the other engineering facilities.

     1.4 Medium renovation: Medium renovations refer to small projects including regular renovation and reinforcement renovation of the general wear and partial damage of the engineering facilities of the highway in order to restore its original state.


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     1.5  Large renovation:  Large  renovations refer to the projects  including periodic comprehensive renovation on those relatively large damages of the highway facilities or partial improvement within the specification of the original technical grade and individual extension in order to raise the traffic capacity gradually. It is necessary to carry out the work in accordance with an approved annual plan and project budget.

2.   REGULAR EXPENSES TURN-KEY ARRANGEMENT AND DURATION

     2.1 Party A agrees and accepts the trust given by Party B to assist in the management and operations of the road section of the first phase investment. This form of trust does not include Party A's any operation management authority conferred by Party B. Party A also accepts and agrees Party B to pay Party A 15% of the total revenue received from the road section of the first phase investment as the turn-key expense to pay for the regular expenses of every year. If there is any surplus, the surplus shall go to the Party A. However, if there is any deficit, the Party A will make up the shortfall.

     2.2 This contract lasts for seventeen years, starting from the date of incorporation of cooperative company (Party B). From the eighteenth to the thirtieth year, the turn-key arrangement shall be decided after a consultation between the Party A and B.

3.   THE RESPONSIBILITIES, OBLIGATIONS AND RIGHTS OF THE PARTIES

     Party A's responsibilities, obligations and rights
     --------------------------------------------------

     3.1 After Party A received the turn-key expenses specified in this contract and compensated the actual regular expenses, any surplus should go to the Party A. In case there is any shortfall, Party A then is responsible for this and raises the shortfall on its own.

     3.2 Party A shall organize and manage the toll booth in Pingling and any other toll booths agreed by both parties.

     3.3 Party A should do the necessary maintenance work and minor renovations in accordance with the relevant stipulations of the state for the road section of the first phase investment and any toll booths agreed by both parties. Party A shall be liable for the relevant expenses.


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     3.4  Party A shall be responsible for the medium and large  renovations and shall pay for the expenses within the cooperation period from the first year to the seventeenth year.

     3.5 Party A should be responsible for the medium and large renovations of the road section of the first phase investment and can only start to do these renovations after obtaining Party B's written consent. Regarding the expenses as well as the starting time of these renovations, after Party A gives its opinion, and the two parties shall negotiate according to the situation at that moment.

     3.6 To keep accounting reports and records of earnings and expenses related to the road section of the first phase investment.

     3.7 During the effective period of this contract, Party A should be liable for any expenses incurred due to project or property losses and injuries arising from the performance of this contract.

     3.8 Party A should, on behalf of Party B, pay for all necessary tax payments in accordance with the stipulations of the state on schedule and the tax payments are payable by party B.

     3.9 Party A shall fully perform all its obligations and responsibilities stipulated in this contract.

     Party B's responsibilities, obligations and rights
     --------------------------------------------------

     3.10 Party B agrees Party A to advance15% of the total revenue each month as regular expenses. Party B should pay off the operation expenses stipulated in the contract within five working days as of the 31st March, 30th June, 30th September and 31st December every year

     3.11 Party B should supervise Party A in executing its responsibilities, obligations of this contract and all matters related to a medium and large renovation.


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     3.12 Party B should  check Party A all  financial  and  accounting  records related to the first phase of investment.

     3.13 Party B shall fully perform all its obligations and responsibilities stipulated in this contract.

4. Both parties shall perform the responsibilities and obligations stipulated in this contract. Any party who breaches the contract shall be liable for all or partial responsibilities.

5.   Alteration, termination and rescindment of the contract

     5.1 When this contract comes into effect, it is binding. Both parties must not alter and rescind the contract at will. In case the contract be needed to be altered and rescinded, unanimous agreement must be obtained from both parties and new written agreement must be reached.

     5.2 During the effective period of this contract, if there are any changes of the state policies or law and so causes any one of the parties' interest being largely affected, the aggrieved party can request amendment or rescindment of the contract. However, any changes of the contract must be agreed by both parties after consultation.


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